Filed pursuant to Rule 424(b)(5)

Registration No. 333-227728

Prospectus Supplement

(To Prospectus dated October 19, 2018)

$4,800,000

Interpace Diagnostics Group, Inc.

Common Stock

We have entered into an equity distribution agreement with Oppenheimer & Co. Inc. (the “Agent”), relating to the sale of shares of our common stock, par value $0.01 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $4,800,000 from time to time through the Agent acting as our sales agent and/or principal, at our discretion.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “IDXG.” On September 19, 2019, the last reported sale price of our common stock on Nasdaq was $0.76 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law to be deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agent is not required to sell any specific number or dollar amount of our common stock, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us.

The Agent will receive compensation in the form of a fixed commission rate of 3.0% of the gross proceeds from each sale of common stock sold through the Agent pursuant to the equity distribution agreement. Under the equity distribution agreement, we may also sell shares of common stock to the Agent, as principal for its own account, at a price to be agreed upon at the time of sale. In connection with the sale of common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. Please see “Plan of Distribution” on page S-16 for further information relating to the compensation arrangements for the Agent.

The aggregate market value of our outstanding shares of common stock held by non-affiliates was $35,443,366 based on 38,196,038 shares of common stock outstanding as of September 19, 2019, of which 38,111,147 shares were held by non-affiliates, and a per share price of $0.93 based on the closing sale price of our common stock on July 23, 2019, as reported by Nasdaq. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement, we have offered and sold securities with an aggregate market value of $7 million pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-9 of this prospectus supplement, page 3 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus before purchasing any of the securities offered by this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

Oppenheimer & Co.

The date of this prospectus supplement is September 20, 2019 table of contents

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-227728) that we initially filed with the SEC on October 5, 2018, and that was declared effective by the SEC on October 19, 2018.

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and adds to, changes, and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated October 19, 2018, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of our common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with any free writing prospectus that we have authorized for use in connection with this offering and the information incorporated herein by reference as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus or in any related free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different or additional information. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you.

Regardless of the time of delivery of this prospectus, or any sale of a security registered under the registration statement of which this prospectus is a part, you should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the respective dates of those documents and that our business, financial condition, results of operations and prospects may have changed since those dates. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Neither we nor the Agent is making an offer to sell the securities in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Interpace Diagnostics Group, Inc.,” the “Company,” “we,” “us,” “our” and similar references refer to Interpace Diagnostics Group, Inc. and our subsidiaries.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. In addition, we may make forward-looking statements in other documents filed with or furnished to the SEC, and our management and other representatives may make forward-looking statements orally or in writing to analysts, investors, representatives of the media and others.

Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts and include, but are not limited to, statements using terminology such as “can”, “can have”, “may”, “could”, “should”, “assume”, “forecasts”, “believe”, “designated to”, “will”, “expect”, “plan”, “anticipate”, “likely”, “estimate”, “potential”, “position”, “predicts”, “strategy”, “guidance”, “intend”, “seek”, “budget”, “project” or “continue”, or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. You should read statements that contain these words carefully because they:

●	discuss our future expectations;

●	contain projections of our future results of operations or of our financial condition; and

●	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, forward-looking statements involve risks and uncertainties and our actual results and the timing of certain events could differ materially from those discussed in forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” in this prospectus supplement and the documents incorporated herein by reference.

Accordingly, our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth in this prospectus supplement under “Risk Factors” and those set forth from time to time in our other filings with the SEC.

All forward-looking statements and risk factors included in this prospectus supplement and the documents incorporated herein by reference are made as of the date hereof, based on information available to us as of such date, and we assume no obligations to update any forward-looking statement or risk factor, unless we are required to do so by law. If we do update one or more forward-looking statements, no inference should be drawn that we will make updates with respect to other forward-looking statements or that we will make any further updates to those forward-looking statements at any future time.

Forward-looking statements may include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance, projections, business strategy and timing and likelihood of success. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements contained in this prospectus supplement could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of such forward-looking statements will be realized.

ii

Forward-looking statements are only predictions and are not guarantees of future performance. Based on the significant uncertainties inherent in these forward-looking statements, the inclusion of any such statement should not be regarded as a representation or as a guarantee by us that our objectives or plans will be achieved, and we caution you against relying on any of the forward-looking statements contained herein. These statements are based on current expectations (including revenue projections) and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. These predictions are also affected by known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from those expressed or implied by any forward-looking statement. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors. Such factors include, but are not limited to, the following:

●	the discretionary use of the net proceeds from this offering;

●	our stock price is volatile and could be further affected by events not within our control, and an investment in our common stock could suffer a decline in value;

●	dilution as a result of this offering and future equity issuances;

●	dilution as a result of a weighted average anti-dilution adjustment to the conversion price of the Preferred Stock (as defined below) if we sell common stock, including sales made in this offering, at a price lower than the conversion price in effect at such time of sale;

●	stockholders must rely on appreciation of the value of our common stock for any return on their investment because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future;

●	the limited revenue generated from our business thus far and our ability to commercially leverage our bioinformatics data and develop our pipeline products;

●	whether we are able to successfully utilize our commercial and operating experience to sell our molecular diagnostic tests;

●	our dependence on a concentrated selection of third-party payers including the lack of timeliness of their payments;

●	our ability to obtain broad adoption of and ability to grow or continue to secure sufficient levels of reimbursement in a changing reimbursement environment, including obtaining clinical data to support sufficient levels of reimbursement;

●	the demand for our molecular diagnostic tests from physicians and patients;

●	our products continuing to perform as expected;

●	our obligations to make royalty and milestone payments to our licensors;

●	our inability to finance our business on acceptable terms in the future may limit our ability to develop and commercialize new molecular diagnostic solutions and technologies and grow our business;

●	our ability to comply with financial covenants under our current line of credit facility and comply with our debt obligations;

●	our limited operating history;

●	our ability to attract and retain qualified commercial representatives and other key employees and management personnel;

●	our relationships with leading thought leaders and biopharmaceutical companies;

●	demonstration of clinical relevance and value in utility studies;

●	our ability to continue to expand our sales and marketing forces;

●	our reliance on our commercial sales forces for continued business expansion;

●	fluctuating quarterly operating results;

●	our dependence on third parties for the supply of some of the materials used in our tests;

●	our ability to scale our operations, testing capacity and processing technology;

●	our ability to support demand for our molecular diagnostic tests and any of our future tests or solutions;

●	our ability to compete successfully with physicians and members of the medical community who use traditional methods to diagnose gastrointestinal and endocrine cancers, competitors offering broader product lines outside of the molecular diagnostic testing market and having greater brand recognition than we do, and companies with greater financial resources;

●	our ability to obtain sufficient data and samples to cost effectively and timely perform sufficient clinical trials in order to support our current and future products;

●	our ability to license rights to use technologies in order to commercialize new products;

●	our involvement in current and future litigation against us or our ability to collect on judgements found in our favor;

●	our ability to continuously develop our technology and to work to develop new solutions to keep pace with evolving standards of care;

●	our ability to enter into additional clinical study collaborations with highly regarded institutions;

iii

●	the effect of seasonal results and adverse weather conditions, such as hurricanes and floods, on our business;

●	our ability to increase or maintain sales of the tests and services in our biopharma business or to successfully develop and commercialize other proprietary tests and services in our biopharma business;

●	whether pharmaceutical, biotech companies and clinical research organizations decide to use our biopharma business tests and services;

●	our ability to perform our biopharma business services in accordance with contractual and regulatory requirements, and ethical considerations;

●	the effect current and future laws, licensing requirements and regulation have on our business including the changing U.S. Food and Drug Administration environment as it relates to molecular diagnostics and biopharma services;

●	our ability to obtain and maintain sufficient laboratory space to meet our processing needs as well as our ability to pass regulatory inspections and continue to be Clinical Laboratory Improvement Amendments (“CLIA”) and the College of American Pathologists (“CAP”) certified or accredited;

●	legislative reform of the U.S. healthcare system, including the effect of pricing provisions of the Protecting Access to Medicare Act of 2014 on our Advanced Diagnostic Laboratory Tests, adjustments or reductions in reimbursement rates of our molecular diagnostic tests by the Centers for Medicare and Medicaid Services and changes or reductions in reimbursement rates or coverage of our tests by third party payers;

●	compliance with numerous statutes and regulations pertaining to our business;

●	the effect of The Eliminating Kickbacks in Recovery Act of 2018 as it potentially impacts our ability to incentivize our sales personnel appropriately;

●	the effect of potential adverse findings resulting from regulatory audits of our billing and payment practices and the impact such results could have on our business;

●	business, regulatory, political, operational, financial, and economic risks associated with doing business outside of the United States, including our ability to comply with international laws and regulations;

●	compliance with the U.S. Foreign Corrupt Practices Act and anti-bribery laws;

●	our ability to use our net operating loss carryforwards;

●	tax reform legislation;

●	changes in financial accounting standards or practices;

●	our use of hazardous materials;

●	the susceptibility of our information systems to security breaches, loss of data and other disruptions;

●	product liability claims against us;

●	our billing practices and our ability to collect on claims for the sale of our tests;

●	our dependence on third-party medical billing providers to operate effectively without delays, data loss, or other disruptions;

●	cost increases resulting from enacted healthcare reform legislation;

●	changes in governmental regulations mandating price controls and limitations on patient access to our products;

●	our ability to increase revenue and manage the size of our operations;

●	our ability to successfully identify, complete and integrate recent and any future acquisitions of companies, assets and/or products that we believe meet our strategic goals and needs, and the effects of any such acquisitions on our revenues, profitability and ongoing business;

●	the impact of contingent liabilities on our financial condition;

●	our ability, and the ability of our third-party billing providers, to effectively maintain, upgrade and integrate the information systems on which we depend, including our partially customized Laboratory Information Management System;

●	the results of any future impairment testing for intangible assets as required under U.S. generally accepted accounting principles (“GAAP”);

●	our compliance with our license agreements and our ability to protect and defend our intellectual property rights;

●	changes in U.S. patent law;

●	patent infringement claims against us;

●	our ability to maintain our listing with Nasdaq;

●	compliance with public company reporting requirements;

iv

●	our ability to maintain and implement effective internal controls over financial reporting;

●	the impact of future issuances of debt, common and preferred shares on stockholders’ interest and stock price;

●	we have issued convertible preferred stock and may issue additional convertible preferred stock in the future, and the terms of our preferred stock may dilute our common stock;

●	our ability to report financial results on a timely and accurate basis;

●	the impact of anti-takeover defenses on an acquisition or stock price;

●	fluctuations in our quarterly and annual revenues and earnings;

●	securities class action litigation;

●	cost of settlement or damage awards against our directors and officers;

●	our ability to gain shareholder approval as required under the Nasdaq Listing Rules (as defined below) and thereby effect the Second Closing (as defined below) under the Securities Purchase Agreement (as defined below) with the Investor (as defined below) and avoid certain adverse consequences;

●	preferential rights of the holders of our Preferred Stock that may be adverse to holders of our common stock;

●	our ability to successfully execute under the transition services agreement with Cancer Genetics, Inc. (“CGI”);

●	our ability to realize all of the anticipated benefits of the acquisition of the biopharma business or those benefits taking longer to realize than expected;

●	our ability to retain customers and critical vendors to our biopharma business;

●	our ability to integrate the biopharma business acquired;

●	our ability to integrate accounting systems and disclosure controls and procedures of the biopharma business;

●	our ability to expand and grow our newly acquired biopharma business;

●	our ability to effectively separate the biopharma business from CGI’s former clinical business;

●	our ability to continue to engage necessary personnel to operate the biopharma business;

●	our ability to manage costs of our combined diagnostic business and the biopharma business and provide sufficient capital to continue to grow and expand the base of business;

●	the limited financial information on which to evaluate the financial prospects for the combined company; and

●	our ability to expand our working capital borrowing base to provide sufficient working capital financing during growth periods.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Please see Part I — Item 1A — “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed March 21, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed May 14, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed August 13, 2019, our Current Report on Form 8-K filed September 20, 2019 as well as other documents we file with the SEC from time-to-time, for other important factors that could cause our actual results to differ materially from our current expectations as expressed in the forward-looking statements discussed in this prospectus supplement. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have described certain important factors in the cautionary statements included in this prospectus supplement, particularly as set forth and incorporated by reference in the “Risk Factors” section below, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make. In addition, these statements speak only as of the date of this prospectus supplement and, except as may be required by law, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Before making an investment decision, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement and the accompanying prospectus.

v

INDUSTRY DATA

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on our own internal estimates as well as independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, the accompanying prospectus or the documents incorporated herein and therein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein and therein by reference. Accordingly, investors should not place undue reliance on this information.

TRADEMARKS

We have secured trademark registrations for the marks BarreGEN®, ThyGenX®, ThyraMIR®, PancraGEN®, PathFinderTG®, RespriDx®, MiRInform®, Select One® and CGI® in the United States, and MiRInform® with the World Intellectual Property Organization. This prospectus contains references to our trademarks. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references, or the lack thereof, are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SUMMARY OF PROSPECTUS SUPPLEMENT

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, page 3 of the accompanying prospectus and the information incorporated by reference herein and therein, including our financial statements, before making an investment decision. If you invest in our common stock, you are assuming a high degree of risk.

Company Overview

We enable personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications through our diagnostic business and our biopharma business. Our diagnostic business is a fully integrated commercial and bioinformatics business that provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Our biopharma business, which we acquired in July 2019, provides pharmacogenomics testing, genotyping, biorepository and other specialized services to the pharmaceutical and biotech industries, and it also advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, and improving patient care. See “Biopharma Business Acquisition” below for more information on the acquisition.

Diagnostic Business

Our diagnostic business is a fully integrated commercial and bioinformatics business that provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating cancer risk by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. We develop and commercialize genomic tests and related first line assays principally focused on early detection of patients with indeterminate biopsies and at high risk of cancer using the latest technology to help personalized medicine and improve patient diagnosis and management. Our tests and services provide mutational analysis of genomic material contained in suspicious cysts, nodules and lesions with the goal of better informing treatment decisions in patients at risk of thyroid, pancreatic, and other cancers. The laboratory developed molecular diagnostic tests we offer are designed to enable healthcare providers to better assess cancer risk, helping to avoid unnecessary surgical treatment in patients at low risk. We currently have four commercialized molecular diagnostic tests in the marketplace for which we are receiving reimbursement: PancraGEN®, which is a pancreatic cyst and pancreaticobiliary solid lesion genomic test that helps physicians better assess risk of pancreaticobiliary cancers using our proprietary PathFinderTG® platform; ThyGeNEXT®, which is an expanded oncogenic mutation panel that helps identify malignant thyroid nodules and replaced ThyGenX®; ThyraMIR®, which assesses thyroid nodules for risk of malignancy utilizing a proprietary microRNA gene expression assay; and RespriDx®, which is a genomic test that helps physicians differentiate metastatic or recurrent lung cancer from the presence of newly formed primary lung cancer and which also utilizes our PathFinderTG® platform to compare the genomic fingerprint of two or more sites of lung cancer. BarreGEN®, an esophageal cancer risk classifier for Barrett’s Esophagus that also utilizes our PathFinder TG® platform, is currently in a Clinical Evaluation Program or “CEP” whereby we gather information from physicians using BarreGEN® to assist us in positioning our product for full launch, partnering and potentially supporting reimbursement with payers.

The mission of our diagnostic business is to provide personalized medicine through genomics-based diagnostics and innovation to advance patient care based on rigorous science. Our diagnostics business laboratories are licensed pursuant to federal law under CLIA and are accredited by CAP and New York State. In August 2018, we acquired a majority of the Philadelphia laboratory equipment of Rosetta Genomics Ltd., a molecular diagnostics company (“Rosetta”), in order to service certain former Rosetta thyroid customers and to further support our CLIA and CAP certified lab expansion in our New Haven, Connecticut and Pittsburgh, Pennsylvania laboratories.

We are leveraging our diagnostic business laboratories to develop and commercialize our assays and products. We aim to provide physicians and patients with diagnostic options for detecting genomic and other molecular alterations that are associated with gastrointestinal, endocrine, and lung cancers. Our customers consist primarily of physicians, hospitals and clinics.

S-1

The global molecular diagnostics market is estimated to be approximately $9.9 billion and is a segment within the approximately $69.2 billion in vitro diagnostics market according to statistics from Kalorama Information, publisher of the Worldwide Market for In Vitro Diagnostic Tests. We believe that the molecular diagnostics market offers significant growth and strong patient value given the substantial opportunity it affords to lower healthcare costs by helping to reduce unnecessary surgeries and ensuring the appropriate frequency of monitoring. We are keenly focused on growing our test volumes, securing additional insurance coverage and reimbursement, maintaining and growing our current reimbursement and supporting revenue growth for our molecular diagnostic tests, introducing related first line product and service extensions, as well as expanding our business by developing and promoting synergistic products in our markets. We also believe that BarreGen® is a potentially significant pipeline product, and we are providing necessary resources to accelerate our development process. Further, we believe BarreGEN® is synergistic with our capabilities in the gastrointestinal market, which is one of the sectors in which we operate.

Additional Reimbursement Coverage During 2019

Reimbursement progress is key for any molecular diagnostic company. We have been successful to date in expanding the reimbursement of our products in 2019. Specifically, the most significant progress we have made regarding payers to date in 2019 is as follows:

●	In January 2019, we announced that we had entered into an agreement with the University of Maryland Medical System (“UMMS”) to provide physicians’ access to ThyGeNEXT®, ThyraMIR®, and PancraGEN® across the UMMS network, which includes 4,000 affiliated physicians who provide primary and specialty care in more than 150 locations and at 14 hospitals.
●	In April 2019, we announced that Medica, one of the largest health plans in the Midwest, extended coverage of both ThyGeNEXT® and ThyraMIR® to its 1.3 million covered lives. Physicians across Medica’s entire network will now be able to utilize our thyroid products.
●	In April 2019, we announced that we had received approval to launch ThyraMIR® diagnostic testing on formalin-fixed, paraffin-embedded tissue samples from thyroid nodules from the State of New York.
●	In June 2019, we announced that our ThyGeNEXT® and ThyraMIR® tests are now covered by Independence Blue Cross (“Independence”), providing plan benefits coverage for its members who meet established medical criteria for the tests. Independence covers nearly 2.5 million members in Philadelphia and Southeastern Pennsylvania.
●	In July 2019, we announced that we reached an agreement with SelectHealth (a plan associated with Intermountain Healthcare) (“SelectHealth”) to provide ThyGeNEXT® and ThyraMIR®, to SelectHealth’s more than 850,000 members in Utah and Idaho.
●	In July 2019, we announced we had entered into a contract with Blue Shield of California, a not-for-profit independent member of the Blue Cross Blue Shield Association making ThyGeNEXT® and ThyraMIR® tests in-network services for their 4 million lives.
●	In July 2019, we announced that we contracted with Blue Cross Blue Shield of Michigan, a not-for-profit independent member of the Blue Cross Blue Shield Association, for coverage of our thyroid tests. The contract makes the ThyGeNEXT® and ThyraMIR® tests both covered services as well as in-network services for their total of 6 million members.

Biopharma Business

The biopharma business includes laboratory and testing services performed for participants in the pharmaceutical and biotech industries engaged in clinical trials and focuses on providing these clients with oncology specific and non-oncology genetic testing services for phase I-IV clinical trials along with critical support of ancillary services. These services include: biorepository, clinical trial logistics, clinical trial design, bioinformatics analysis, customized assay development. DNA and RNA extraction and purification, genotyping, gene expression and biomarker analyses. We also seek to apply our expertise in laboratory developed tests to assist in developing and commercializing drug-specific companion diagnostics. We have established business relationships with key instrument manufacturers to support their platforms in the market, and to drive acceptance among biopharmaceutical sponsors developing innovative immuno-oncology therapies.

S-2

Industry research has shown many promising drugs have produced disappointing results in clinical trials. For example, a 2016 article by the University of Michigan reported that 1 in 50 cancer drug candidates make it to the clinical market. Given such a high failure rate of oncology drugs, combined with constrained budgets for biotech and pharmaceutical companies, we believe there is a significant need for drug developers to utilize molecular diagnostics to decrease these failure rates. For specific molecular-targeted therapeutics, the identification of appropriate biomarkers indicative of disease type or prognosis may help to optimize clinical trial patient selection and increase trial success rates by helping clinicians identify patients that are most likely to benefit from a therapy based on their individual genomic profile.

We integrate clinical information into the drug discovery process in order to provide customized solutions for patient stratification and treatment. Our Select One® offering was created specifically to help the biopharmaceutical community with clinical trials and companion diagnostic development in areas of our core expertise. We believe that oncology drugs and immuno-oncology therapies have the potential to be among the most personalized of therapeutics, and yet few have successfully made it to market. In an effort to improve the outcome of these trials, and more rapidly advanced targeted therapeutics, the biotechnology and pharmaceutical community is increasingly looking to companies that have both proprietary disease insights and comprehensive testing services as they move toward biomarker-based therapeutics, combination studies and immuno-oncology pathways.

Molecular- and biomarker-based testing services have been altering the clinical trials landscape by providing biotech and pharmaceutical companies with information about trial subjects’ genetic profiles that may be able to inform researchers whether or not a subject will benefit from the trial drug or will experience adverse effects. Streamlined subject selection and stratification, and tailored therapies selected to maximally benefit each group of subjects may increase the number of trials that result in approved therapies and make conducting clinical trials more efficient and less costly for biotech and pharmaceutical companies. In 2018, 59 new drugs were approved by the FDA, and over a quarter of these drugs were oncology-focused, highlighting the potential value of incorporating genomic information into oncology clinical trial design.

In addition to the tests and services provided to our biopharma customers, we custom develop Next Generation Sequencing (NGS) panels for our customers focused on pharmacogenomics and oncology.

We provide the following Genotyping and Pharmacogenomics Testing Services to biotech and pharmaceutical companies and researchers conducting clinical trials:

●	Over 400 genotyping assays including drug metabolizing enzymes, transporters and receptors;

●	Over 19 validated gene expression assays;

●	Testing for the FDA’s Pharmacogenomic (PGx) Biomarkers in Drug Labels recommended panel; and

●	Loss of heterozygosity and copy number detection assays.

We also utilize our biopharma business laboratories to provide clinical trial services to the pharmaceutical and biotech industries to improve the efficiency and economic viability of clinical trials. Our clinical trials services leverage our knowledge of clinical oncology and molecular diagnostics and our laboratories’ fully integrated capabilities. We believe our biopharma business operates one of only a few laboratories with the capability to combine somatic and germline mutational analyses in clinical trials. The biopharma business operates through CLIA certificated and CAP accredited laboratories located in Rutherford, New Jersey and Raleigh, North Carolina.

From a laboratory infrastructure standpoint, we possess capabilities in histology, immunohistochemistry (IHC), flow cytometry, cytogenetics and fluorescent in-situ hybridization (FISH), as well as sophisticated molecular analysis techniques, including next generation sequencing. This allows for comprehensive esoteric testing within one lab enterprise, with our CAP-accredited biorepository serving as a central hub for specimen tracking. Using this approach, we are able to support demanding clinical trial protocols requiring multiple assays and techniques aimed at capturing data on multiple biomarkers. Our suite of available testing platforms allows for highly customized clinical trial design which is supported by our dedicated group of development scientists and technical personnel.

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Through this combination of a variety of esoteric testing platforms powered by a team of experienced scientists, we offer a comprehensive approach to clinical trial support. As trial design becomes increasingly complex to cater to more specific drug targets and patient populations, we believe that clinical result generation and reporting through a single-source solution for esoteric testing is becoming more valuable than ever.

Examples of clinical trial services offered by our biopharma business include:

Flow cytometry	Selection of individual antibodies in multiple myeloma, leukemia, lymphomas, and therapy response
Karyotyping	Genome-wide detection of aberrations at low resolution that have a diagnostic or prognostic significance
FISH	Probe library for the detection of gene abnormalities in chromosomes indicated in hematological and solid tumors
Anatomic pathology	Full IHC library with over 180 antibodies available
Exome sequencing	Sequencing of the protein-encoding genes in a genome
DNA and RNA sequencing	Sequencing to determine the presence and quantity of RNA or DNA in a specimen
Next Generation sequencing	Proprietary and custom-designed panels to deep sequence genomic material to identify substitutions, insertions and deletions, and rearrangements of genetic material
Cell-free DNA analysis	Multi-gene next generation sequencing panel for lung cancer to detect tumor-derived cell-free DNA obtained from a blood draw
DNA and RNA microarray	Measures expression levels of a large number of genes simultaneously
Sanger sequencing	DNA sequencing for validation of next generation sequencing results, and for smaller scale sequencing projects
Fragment size analysis	Analysis technique where DNA fragments are separated by size and used for mutation detection
DNA and RNA extraction and purification	Extraction and isolation of DNA and RNA from a wide variety of sample types for immediate testing or for storage
Biostatistics and Bioinformatics	Design and review of client assays and analysis of datasets

We also offer our clinical trial services customers our branded Select One® program, which integrates clinical information into the drug discovery process in order to provide customized solutions for patient stratification and treatment. By utilizing biomarkers, we intend to optimize the clinical trial patient selection process. This may result in an improved success rate of the clinical trial and may eventually help biotech and pharmaceutical companies to select patients that are most likely to benefit from a therapy based on their genetic profile. We believe we are one of only a few laboratories with the capability to combine somatic and germline mutational analyses in clinical trials.

Our Select One® clinical trial services are aimed at developing customizable tests and techniques utilizing our proprietary tests and laboratory services to provide enhanced genetic signature analysis and more comprehensive understanding of complex diseases at earlier stages. We leverage our knowledge of clinical oncology and molecular diagnostics and provide access to our genomic database and assay development capabilities for the development and validation of companion diagnostics. This potentially enables companies to reduce the costs associated with development by determining earlier in the development process if they should proceed with additional clinical studies. We have been chosen by leading biotech and pharmaceutical companies to provide clinical trial services and molecular profiling for patient selection and monitoring. Additionally, through our services we gain further insights into disease progression and the latest drug development that we can incorporate into our proprietary tests and services.

We also provide genetic testing for drug metabolism to aid biotech and pharmaceutical companies identify subjects’ likely responses to treatment, allowing these companies to conduct more efficient and safer clinical trials. We believe pharmacogenomics drug metabolism testing helps deliver the promise of personalized medicine by enabling researchers to tailor therapies in development to differences in patients’ genomic profiles.

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Biopharma Business Acquisition

On July 15, 2019, we acquired assets and certain liabilities constituting our biopharma business (the “Acquisition”) from the secured creditors of CGI for approximately $23.5 million less certain closing adjustments totaling $1,978,240 (the “Base Purchase Price”), of which $7,692,300 was in the form of a promissory note issued by a subsidiary of the Company to CGI (the “Excess Consideration Note”) and the remainder was paid in cash. The Base Purchase Price is subject to two additional adjustments following the closing of the Acquisition: (i) for the finalized net worth (assets less liabilities) of the biopharma business as of June 30, 2019 (the “NWA”), subject to a cap of $775,000, and (ii) for certain older accounts receivable, in the aggregate amount of approximately $830,000, still uncollected as of December 31, 2019 (the “ARA”). Any amounts due to us under the NWA will be set off against the Excess Consideration Note, and any amounts due to us under the ARA will be either set off against the Excess Consideration Note or, if it is no longer outstanding, satisfied through an AR Holdback (as defined in the asset purchase agreement) mechanism. In addition, we assumed certain liabilities totaling approximately $5 million. We acquired the biopharma business through a private foreclosure sale from CGI’s secured creditors under § 9-610 of the Uniform Commercial Code as enacted in all relevant jurisdictions.

On July 15, 2019, we also entered into a transition services agreement with CGI to accommodate the transition of the biopharma business. Under the transition services agreement, following the closing of the Acquisition and for a limited period not to exceed six months from the closing date, each party will provide to the other party certain services, among other things, which include but are not limited to certain personnel services, payroll processing, administration services and benefit administration services, for the purpose of accommodating the transition of the biopharma business. In exchange for providing such services, we will pay or reimburse, as applicable, the costs related thereto, including salaries and benefits for certain of CGI’s biopharma business employees during the transition period.

In connection with the Acquisition, we added laboratory facilities in Rutherford, New Jersey and Raleigh, North Carolina and we expect to add approximately 80 employees within six months of closing of the Acquisition.

Excess Consideration Note

In conjunction with the Acquisition, a subsidiary of the Company issued to CGI a subordinated seller note in the amount of $7,692,300. The Excess Consideration Note accrues interest at 6% per annum and matures upon the earlier of July 15, 2022 or consummation of the Second Closing (as defined below). Any amounts due to us pursuant to adjustments to the Base Purchase Price under the NWA adjustment will off-set the amount of the Excess Consideration Note and any amounts due to us under the ARA adjustment will further off-set the Excess Consideration Note, if still outstanding.

Preferred Stock Investment

On July 15, 2019 the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Ampersand 2018 Limited Partnership (the “Investor”), a fund managed by Ampersand Capital Partners, pursuant to which the Company agreed to sell to the Investor, in a private placement pursuant to Regulation D and Section 4(a)(2) under the Securities Act of 1933, up to an aggregate of $27 million in convertible preferred stock, par value $0.01 per share, of the Company consisting of two series, Series A (“Series A Preferred Stock”) and Series A-1 (“Series A-1 Preferred Stock” and together with the Series A Preferred Stock, the “Preferred Stock”), both at an issuance price per share of $100,000 (the “Stated Value”).

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On July 15, 2019 (the “First Closing”), effected concurrently with the closing of the Acquisition, the Company issued to the Investor 60 newly created shares of Series A Preferred Stock at an aggregate purchase price of $6 million and 80 newly created shares of Series A-1 Preferred Stock at an aggregate purchase price of $8 million. The Securities Purchase Agreement contemplates a second closing (the “Second Closing”), which will only be effected following the fulfillment to the Investor’s satisfaction of certain customary conditions. In addition, the second Closing is conditioned upon the approval by the stockholders of the Company (the “Stockholder Approval”), as required under the rules of the Nasdaq (the “Nasdaq Listing Rules”), of the issuance of shares of common stock upon conversion of the Preferred Stock (the “Conversion Issuances”) in excess of the aggregate number of shares of common stock that the Company may issue upon conversion of the Preferred Stock without breaching its obligations under the Nasdaq Listing Rules. Such Stockholder Approval is being sought by the Company at our annual meeting scheduled to be held on October 10, 2019. If the Second Closing occurs, the Company would issue an additional 130 shares of Series A Preferred Stock to the Investor at an aggregate purchase price of $13 million and each share of Series A-1 Preferred Stock issued to the Investor at the First Closing would automatically convert into one share of Series A Preferred Stock.

The initial conversion price of the Series A Preferred Stock is $0.80 per share; however, the conversion price is subject to a downward adjustment if a 2020 revenue target of $34 million related to the Company’s historical business (without giving effect to the Acquisition) is not satisfied, subject to a floor of $0.59. The downward adjustment in the conversion price is $0.03 per $1 million of revenue shortfall but limited to no more than $0.21, resulting in a potential adjustment of the initial conversion price of $0.80 of up to 26%. In addition, if we issue additional shares of common stock without consideration or for a consideration per share less than the conversion price in effect immediately prior to such issuance, including any common shares issued in connection with this offering, the conversion price will be reduced pursuant to a broad-based weighted average formula set forth in the Certificate of Designation (as defined herein). Such formula will reduce the conversion price proportionately based upon the number of shares of common stock of the Company outstanding prior to such issuance (treating for this purpose as outstanding all shares of common stock issuable upon exercise of options outstanding immediately prior to such issuance or upon conversion or exchange of convertible securities outstanding (including the Series A Preferred Stock convertible into common stock and the Series A-1 Preferred Stock convertible into Series A Preferred Stock)) relative to the number of shares of common stock to be sold in such offering, and the price per share of such common stock relative to the then current conversion price.

See “Description of our Securities — Description of our Preferred Stock” for more information on the Preferred Stock.

The proceeds from the sale of Preferred Stock in the First Closing were primarily used by us to pay the cash consideration portion of the Acquisition. If the Second Closing is consummated, the Company expects to use the proceeds to extinguish the Excess Consideration Note and for general corporate purposes, including the integration of the biopharma business.

In addition, in connection with the First Closing, we entered into an Investor Rights Agreement with the Investor (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, the Company and the Investor established certain terms and conditions concerning the rights of and restrictions on the Investor with respect to the ownership of the Preferred Stock and other capital stock of the Company. The Investor will have certain consent rights and will have a pro rata pre-emptive right to purchase securities newly offered by the Company, based upon its then current ownership of Preferred Stock. The Investor Rights Agreement also provides the Investor with the right to demand shelf and piggy-back registration with respect to Common Stock issued as a result of the conversion of Preferred Stock, commencing one year after the issuance of the Preferred Stock, subject to certain limitations. Further, the Investor Rights Agreement provides that the Investor is prohibited from transferring any Common Stock issuable upon conversion of the Series A Preferred Stock for a period of 180 days from the date of the First Closing. As of the date of this prospectus supplement, the Investor does not have any registration rights or pro rata pre-emptive rights to participate in this offering. See “Description of Securities — Description of Preferred Stock”.

2019 Equity Incentive Plan and Employee Stock Purchase Plan

On August 2, 2019, our board of directors (the “Board”) approved, subject to shareholder approval at our annual meeting scheduled to be held on October 10, 2019, the creation of the 2019 Equity Incentive Plan, which will make 2.3 million shares of common stock available for issuance to eligible participants. Our Board also approved, subject to shareholder approval at our annual meeting scheduled to be held on October 10, 2019, the creation of the Employee Stock Purchase Plan, which will make 1.0 million shares of common stock available for purchase by eligible participants.

Corporate Information

We were originally incorporated in New Jersey in 1986 as PDI, Inc. and began commercial operations as a contract sales organization or “CSO” in 1987, which provided the personal promotion of pharmaceutical and medical device customers’ products through outsourced sales teams. In connection with PDI’s initial public offering, it reincorporated in Delaware in 1998. We disposed of substantially all of the assets of the CSO business in 2015. We conduct our business through our wholly-owned subsidiaries, Interpace Diagnostics, LLC, which was formed in Delaware in 2013, Interpace Diagnostics Corporation (formerly known as RedPath Integrated Pathology, Inc.), which was formed in Delaware in 2007 and Interpace BioPharma, Inc., which was formed in Delaware in 2019. Our executive offices are located at Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, New Jersey 07054. Our telephone number is (855) 776-6419. Our website is www.interpacediagnostics.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

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THE OFFERING

Issuer	Interpace Diagnostics Group, Inc.

Common stock offered by us	Common stock having an aggregate gross offering price of up to $4,800,000 or up to 6,315,789 shares, assuming sales at a price of $0.76 per share, which was the closing price of the common stock on Nasdaq on September 19, 2019. The actual number of shares issued in connection with this offering will vary depending on how many shares of common stock we choose to sell and the prices at which such sales occur.

Common stock to be outstanding immediately after this offering	44,511,827 shares, assuming sales at a price of $0.76 per share, which was the closing price of the common stock on Nasdaq on September 19, 2019.

Manner of offering	Pursuant to the terms of the equity distribution agreement, we may offer and sell shares of our common stock through or to the Agent, acting as our sales agent or principal, as applicable, over a period of time and from time to time by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for a more complete description of the manner of offering.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including the integration of the biopharma business with our existing diagnostic business, working capital, capital expenditures, business development and research and development expenditures, and acquisition of new technologies and businesses. For a more complete description of our anticipated use of proceeds from this offering, see “Use of Proceeds” on page S-13 of this prospectus supplement.

Risk Factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-9 of this prospectus supplement, page 3 of the accompanying prospectus, page 30 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, on page 1 under Item 8.01 of our Current Report on Form 8-K filed on September 20, 2019 and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Nasdaq symbol	Our common stock is quoted and traded on Nasdaq under the symbol “IDXG.”

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The number of shares of our common stock to be outstanding immediately after this offering is based on 38,196,038 shares of common stock outstanding as of September 19, 2019. Unless specifically stated otherwise, the information in this prospectus supplement is as of September 19, 2019 and excludes:

●	544,229 shares of common stock issuable upon the settlement of restricted stock units, or RSUs, issued to our employees and directors;

●	21,669 shares of common stock issuable upon settlement of stock appreciate rights, or SARs, issued to certain executive officers and members of senior management, at a weighted average exercise price of $17.53 per share, of which 21,669 shares of common stock are vested and exercisable;

●	3,935,969 shares of common stock issuable upon exercise of outstanding options, issued to certain executive officers and directors, at a weighted average exercise price of $1.27 per share, of which 1,743,226 shares of common stock are vested and exercisable;

●	682,935 shares of common stock reserved for future issuance under our Amended and Restated 2004 Stock Award and subject to shareholder approval, 2,300,000 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan;

●	subject to shareholder approval, 1,000,000 shares of common stock reserved for future issuance under our Employee Stock Purchase Plan;

●	14,196,482 shares of common stock issuable upon exercise of warrants at prices ranging from $0.9375 to $4.69 per warrant share;

●	33,750,000 shares of common stock that are issuable upon the conversion of (i) 60 shares of Series A Preferred Stock that are issued and outstanding, (ii) 130 additional shares of Series A Preferred Stock to be issued upon the Stockholder Approval and (iii) the conversion of the 80 shares of Series A-1 Preferred Stock that are issued and outstanding into 80 shares of Series A Preferred Stock upon the Stockholder Approval.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including those risks identified in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and under Item 8.01 in our Current Report on Form 8-K filed on September 20, 2019, each of which is incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Some of these risk factors relate principally to our business and the industry in which we operate. Other risk factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of these risks actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Information.”

ADDITIONAL RISKS RELATED TO THIS OFFERING

Our management has broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The price and trading volume of our common stock may be highly volatile and could be further affected by events not within our control, and an investment in our common stock could suffer a decline in value.

During the second quarter of 2019, our common stock traded at a low of $0.67 and a high of $0.89. During 2018, our common stock traded at a low of $0.76 and a high of $1.78. During 2017, our common stock traded at a low of $0.72 and a high of $14.25. Accordingly, our common stock has experienced, and is likely to continue to experience, significant fluctuations in its stock price and trading value. Volatility in our stock price or trading volume may be in response to various factors, some of which may be beyond our control. In addition to the other factors discussed or incorporated by reference herein, factors that may cause fluctuations in our stock price or trading volume, include, among others:

●	general volatility in the trading markets;

●	adverse research and development results;

●	significant fluctuations in our quarterly operating results;

●	significant changes in our cash and cash equivalent reserves;

●	our liquidity and ability to obtain additional capital, including the market’s reaction to any announced capital-raising transactions;

●	market assessments of any announced strategic transaction, including the likelihood that it would be completed and the timing for completion;

●	potential negative market reaction to the terms or volume of any issuance of shares of our common stock or other securities to new investors, pursuant to strategic or capital-raising transactions or to employees, directors or other service providers;

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●	sales of substantial amounts of our common stock, or the perception that substantial amounts of our common stock may be sold, by stockholders in the public market;

●	announcements regarding our business or the business of our competitors;

●	announcements regarding our equity offerings;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	industry and/or regulatory developments;

●	changes in revenue mix;

●	changes in revenue and revenue growth rates for us and for the industries in which we operate;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	statements or changes in opinions, ratings or earnings estimates made, or the failure to make, by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate; and

●	general market and economic conditions.

The market price of our common stock following this offering may be higher or lower than the price at which you purchase them in this offering. These fluctuations could cause you to lose part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid in this offering.

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $4,800,000 from time to time in connection with this offering. The actual number of shares of common stock that may be issued and sold in this offering, as well as the timing of any such sales, will depend on a number of factors, including, among others, the prices at which any shares are actually sold this offering (which may be influenced by market conditions, the trading price of our common stock and other factors) and our determinations as to the appropriate timing, sources and amounts of funding we need. The issuance and sale from time to time of these new shares of common stock, or the mere fact that we are able to issue and sell these shares in this offering, could cause the market price of our common stock to decline.

In addition, the market price of our common stock could decline as a result of sales, or the perceived possibility of sales, by our existing stockholders. We have completed a number of offerings of our securities in recent years, including our common stock and warrants to purchase our common stock. In addition, in July 2019, we issued 60 shares of Series A Preferred Stock and 80 shares of Series A-1 Preferred Stock, and if the Second Closing occurs, we may issue an additional 130 shares of Series A Preferred Stock. Future sales of common stock by our existing stockholders, including those who acquired our common stock in our prior offerings, through the exercise of outstanding warrants, in the open market or by converting our Preferred Stock, or the perception that such sales may occur, could also depress the price of our common stock.

If you purchase the common stock sold in this offering, you will experience immediate substantial dilution as a result of this offering and additional dilution in any future equity issuances.

The price per share of our common stock you pay in this offering likely will be substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering. Accordingly, you likely will experience immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. Additionally, investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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The issuance of additional shares of our common stock in any future offerings could be dilutive to stockholders, including investors in this offering. In order to raise additional capital, such securities may be at prices that are not the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares in this offering. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future, including but not limited to, the Series A Preferred Stock that we may issue in the Second Closing upon Stockholder Approval and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

We have received a notice of delisting from Nasdaq for failure to comply with Nasdaq’s minimum bid price requirement, and our shares may be delisted if we are unable to regain compliance within Nasdaq’s continued listing requirements, which may decrease our stock price and make it harder for our stockholders to trade our stock.

Our common stock is currently listed for trading on Nasdaq under the symbol “IDXG.” Nasdaq has adopted a number of listing standards that are applicable to our common stock for continued listing on Nasdaq. If we do not meet certain Nasdaq continued listing requirements we risk the possibility of delisting of our securities. Delisting would have an adverse effect on the price of our common stock and likely also on our business. Additionally, our ability to publicly or privately sell equity securities and the liquidity of our common stock could be adversely affected if our common stock was delisted from NASDAQ or if we are unable to transfer our listing to another U.S. national securities exchange.

On April 16, 2019, we were notified by Nasdaq that we were no longer in compliance with Nasdaq Listing Rule 5550(a)(2) requiring us to maintain a minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and that we have until October 14, 2019 to regain compliance with this minimum bid price requirement or face delisting. This notification letter does not impact our listing on Nasdaq at this time. To regain compliance, the bid price of our common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days.

If we do not regain compliance by October 14, 2019, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the bid price requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the staff of Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq would notify us that our securities would be subject to delisting. In the event of such a notification, we may appeal the staff’s determination to delist its securities, but there can be no assurance the staff would grant our request for continued listing.

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We intend to monitor the closing bid price of our common stock and may, if appropriate, consider implementing available options, including, but not limited to, implementing a reverse stock split of our outstanding securities, to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

There can be no assurance that we will be able to maintain compliance with the Nasdaq continued listing requirements, or that our common stock will not be delisted from Nasdaq in the future. If our common stock is delisted by Nasdaq, it could lead to a number of negative implications, including an adverse effect on the price of our common stock, increased volatility in our common stock, reduced liquidity in our common stock, the loss of federal preemption of state securities laws and greater difficulty in obtaining financing. In addition, delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, could result in a loss of current or future coverage by certain sell-side analysts and might deter certain institutions and persons from investing in our securities at all. Delisting could also cause a loss of confidence of our customers, collaborators, vendors, suppliers and employees, which could harm our business and future prospects.

If our common stock is delisted by Nasdaq in the future, our common stock may be eligible to trade on the OTC Bulletin Board, OTC QB or another over-the-counter market. Any such alternative would likely result in it being more difficult for us to raise additional capital through the public or private sale of equity securities and for investors to dispose of or obtain accurate quotations as to the market value of, our common stock. In addition, there can be no assurance that our common stock would be eligible for trading on any such alternative exchange or markets. For these reasons and others, delisting could adversely affect the price of our securities and our business, financial condition and results of operations.

We may conduct a reverse stock split to maintain Nasdaq’s Minimum Bid Price Requirement which may adversely impact the market price and liquidity of our common stock.

In order to maintain listing on Nasdaq, our common stock must meet the Minimum Bid Price Requirement. In the future, we may decide to effect a reverse stock split in order to satisfy this Minimum Bid Price Requirement. Any such reverse stock split may adversely affect the liquidity of the shares of our common stock and there is no assurance that our common stock will trade at a price consistent with such reverse stock split. Moreover, even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the requirements of the Nasdaq Listing Rules, there is no assurance that the market price of our common stock following the reverse stock split will remain at the level required to maintain compliance.

We have issued and may issue additional preferred stock in the future, and the terms of the preferred stock may reduce the value of our common stock.

We are authorized to issue up to five million shares of preferred stock in one or more series. Our Board may determine the terms of future preferred stock offerings without further action by our stockholders. If we issue additional preferred stock, it could affect stockholder rights or reduce the market value of our outstanding common stock. In particular, specific rights granted to future holders of preferred stock may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, sinking fund provisions, and restrictions on our ability to merge with or sell our assets to a third party.

Our Board has designated 270 shares of our preferred stock as Series A Preferred Stock and 80 shares of our preferred stock as Series A-1 Preferred Stock. As of July 15, 2019, we have issued 60 shares of Series A Preferred Stock and 80 shares of Series A-1 Preferred Stock. If the Second Closing occurs, the Company would issue an additional 130 shares of Series A Preferred Stock to the Investor at an aggregate purchase price of $13 million and each share of Series A-1 Preferred Stock issued to the Investor at the First Closing would automatically convert into one share of Series A Preferred Stock. See “Summary of Prospectus Supplement — Recent Developments — Preferred Stock Investment” and “Description of Securities — Description of Preferred Stock” for more information on our outstanding Preferred Stock.

S-12

USE OF PROCEEDS

We intend to use the net proceeds from this offering, after deducting the Agent’s commission and our offering expenses, for general corporate purposes, including the integration of the biopharma business with our existing diagnostic business, working capital, capital expenditures, business development and research and development expenditures, and acquisition of new technologies and businesses. From time to time we are engaged in discussions with third parties regarding potential business combinations, acquisitions, joint ventures, licenses, corporate alliances or other transactions. It is possible that a portion of the net proceeds of this offering will be employed in such a transaction.

The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts with respect to our product candidates; business combinations, acquisitions, joint ventures, licenses and corporate alliance activity; the timing and amount of net proceeds raised in connection with this offering, and the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds, if any, from this offering in a short-term investment account maintained by our commercial bank in accordance with our bank covenants and our Board-approved investment policy.

S-13

PRICE RANGE OF COMMON STOCK

Our common stock trades on Nasdaq under the symbol “IDXG.” The last reported sale price for our common stock on September 19, 2019 was $0.76 per share. As of September 13, 2019, we had approximately 190 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. A description of the common stock that we are issuing in this offering is set forth under the heading “Description of Securities” beginning on page S-17 of this prospectus supplement.

The following table sets forth for the periods indicated the high and low sale prices per share of our common stock as reported on Nasdaq, but as adjusted to reflect applicable reverse stock splits:

	High	Low
Fiscal Year ended December 31, 2016
First Quarter	$4.80	$1.90
Second Quarter	$6.40	$2.20
Third Quarter	$5.10	$1.50
Fourth Quarter	$19.80	$0.70

Fiscal Year ended December 31, 2017
First Quarter	$14.25	$2.10
Second Quarter	$4.45	$0.80
Third Quarter	$1.77	$0.72
Fourth Quarter	$1.80	$0.90

Fiscal Year ending December 31, 2018
First Quarter	$1.19	$0.85
Second Quarter	$0.99	$0.77
Third Quarter	$1.78	$0.88
Fourth Quarter	$1.74	$0.76

Fiscal Year ending December 31, 2019
First Quarter	$1.12	$0.76
Second Quarter	$0.89	$0.67
Third Quarter (through September 19, 2019)	$0.95	$0.68

DIVIDEND POLICY

We have not declared any cash dividends and do not intend to declare or pay any cash dividends in the foreseeable future. Future earnings, if any, will be used to finance the future operation and growth of our businesses.

S-14

DILUTION

If you purchase shares of common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the as further adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. Our historical net tangible book value as of June 30, 2019 was approximately $2.6 million, or $0.07 per share, based upon 38,196,038 shares of common stock outstanding as of that date. Our as adjusted net tangible book value as of June 30, 2019 was approximately $7.7 million, or $0.20 per share, after giving effect to the Acquisition as if it had occurred on June 30, 2019, and our as further adjusted net tangible book value was approximately $12.1 million, or $0.27 per share, after giving effect to the to the Acquisition as if it had occurred on June 30, 2019 and assuming the sale of shares of our common stock in the aggregate amount of $4.8 million at an assumed offering price of $0.76 per share, the last reported sale price of our common stock on September 19, 2019 on Nasdaq, and after deducting the placement agent fees and estimated offering expenses. This represents an immediate increase in net tangible book value of $0.27 per share to our existing stockholders and an immediate dilution of $0.49 per share of common stock issued to the new investors purchasing securities in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share of common stock		$0.76
Historical net tangible book value per share as of June 30, 2019	$0.07
Increase in net tangible book value per share attributable to the Acquisition	0.13
As adjusted net tangible book value per share as of June 30, 2019	0.20
Increase in net tangible book value per share attributable to new investors after this offering	0.09
As further adjusted net tangible book value per share after this offering		0.27
Dilution per share to new investors		$0.49

The table above assumes for illustrative purposes only an aggregate of 6,315,789 shares of our common stock are sold at a price of $0.76 per share, for aggregate gross proceeds of $4.8 million. The shares, if any, sold in this offering will be sold from time to time at various prices. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.76 per share shown in the table above, assuming all of our common stock in the aggregate amount of $4.8 million is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.28 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.58 per share, after deducting placement agent fees and estimated offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.76 per share shown in the table above, assuming all of our common stock in the aggregate amount of $4.8 million is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.26 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.40 per share, after deducting placement agent fees and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The above table is based on 38,196,038 shares of common stock outstanding as of June 30, 2019 and excludes:

●	544,229 shares of common stock issuable upon the settlement of restricted stock units, or RSUs, issued to our employees and directors;

●	21,669 shares of common stock issuable upon settlement of stock appreciate rights, or SARs, issued to certain executive officers and members of senior management, at a weighted average exercise price of $17.53 per share, of which 21,669 shares of common stock are vested and exercisable;

●	3,935.969 shares of common stock issuable upon exercise of outstanding options, issued to certain executive officers and directors, at a weighted average exercise price of $1.27 per share, of which 1,743,226 shares of common stock are vested and exercisable;

●	682,935 shares of common stock reserved for future issuance under our Amended and Restated 2004 Stock Award and subject to shareholder approval, 2,300,000 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan;

●	subject to shareholder approval, 1,000,000 shares of common stock reserved for future issuance under our Employee Stock Purchase Plan;

●	14,196,482 shares of common stock issuable upon exercise of warrants at prices ranging from a $.9375 to $4.69 per warrant share; and

●	33,750,000 shares of common stock that are issuable upon the conversion of (i) 60 shares of Series A Preferred Stock that are issued and outstanding, (ii) 130 additional shares of Series A Preferred Stock to be issued upon the Stockholder Approval and (iii) the conversion of the 80 shares of Series A-1 Preferred Stock that are issued and outstanding into 80 shares of Series A Preferred Stock upon the Stockholder Approval.

To the extent that options or warrants are exercised, new options are issued under our equity incentive plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-15

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with the Agent as our sales agent and/or principal, which we have filed as an exhibit to the registration statement of which this prospectus supplement forms a part. The equity distribution agreement is incorporated by reference in this prospectus supplement. Sales of shares of our common stock, if any, may be made in sales deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act. The Agent is not required to sell any specific amount, but will use commercially reasonable efforts to sell on our behalf all of our shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, under the terms and subject to the conditions set forth in the equity distribution agreement. We may instruct the Agent not to sell our common stock if the sales cannot be effected at or above the price designated by us in any instruction or placement notice we deliver to the Agent. We or the Agent may suspend the offering of our shares of common stock upon delivering notice and subject to other conditions, as further described in the equity distribution agreement.

The Agent will provide written confirmation to us following the close of trading on Nasdaq on each day in which our shares of common stock are sold under the equity distribution agreement. Each such confirmation will include the number of shares of common stock sold on such day, the net proceeds to us, the compensation payable by us to the Agent in connection with the sales of such shares of common stock, and the additional expenses deducted from the net proceeds payable to us.

We will pay the Agent commissions for its services in acting as agent and/or principal in the sale of our shares of common stock. The Agent will be entitled to compensation at a fixed commission rate of up to 3.0% of the gross sales price of all of our shares of common stock sold through it as sales agent under the equity distribution agreement. We estimate that the total expenses for the offering, excluding compensation payable to the Agent under the terms of the equity distribution agreement, will be approximately $270,000, which includes the reimbursement to the Agent for the reasonable out-of-pocket costs and expenses in an amount not to exceed $50,000.

Settlement for sales of our shares of common stock will occur on the second business day following the date on which any sales are made, or on such other date as is agreed upon by us and the Agent in connection with any particular transaction, in return for payment of the net proceeds to us. Settlement for all shares of common stock shall be effected by book-entry delivery of such shares of common stock to the Agent’s account at The Depository Trust Company against payments by the Agent of the net proceeds from the sale of such shares of common stock in same day funds delivered to an account designated by us.

We will report, consistent with our obligations under the Securities Act and the Exchange Act, the number of shares of common stock sold through the Agent under the equity distribution agreement, the net proceeds to us and the compensation paid by us to the Agent in connection with the sales of our shares of common stock.

The Agent and its affiliates have provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us from time to time for which they have received, and may in the future receive, customary fees and expenses. The Agent and its affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business.

In connection with the sale of our shares of common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Agent against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the Agent may be required to make because of those liabilities.

The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the equity distribution agreement or (2) termination of the equity distribution agreement. The equity distribution agreement may be terminated by the Agent or as further described in the equity distribution agreement.

S-16

DESCRIPTION OF SECURITIES

The following is a summary of all material characteristics of our common stock as set forth in our certificate of incorporation, as amended, our amended and restated bylaws, and our Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock (the “Certificate of Designation”). The summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, as amended, and our amended and restated bylaws, and by the provisions of applicable law. A copy of our certificate of incorporation, as amended, is included as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019 filed August 13, 2019, and our amended and restated bylaws are included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 21, 2019.

Common Stock

On December 22, 2015, we filed a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000, par value $0.01 per share. As of September 19, 2019, 38,196,038 shares of our common stock were outstanding. The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our certificate of incorporation, as amended, and our amended and restated bylaws, both of which have been filed with the SEC. The summary below is also qualified by provisions of applicable law.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of holders of our common stock, and do not have cumulative voting rights. Generally, in matters other than the election of directors, the affirmative vote of a majority of the votes cast authorizes such an action, except where the General Corporation Law of the State of Delaware (“DGCL”) prescribes a different percentage of votes or a different exercise of voting power. For the election of directors by holders of our common stock, directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Under our certificate of incorporation, as amended, our Board is divided into three classes of directors serving staggered three-year terms which means that the entire Board will not be up for election each year. Pursuant to the Certificate of Designation, the holders of the Series A Preferred Stock have the right to elect up to three directors of the Company, depending on the number of shares of Series A Preferred Stock that are held by such holders. The remaining directors will be elected by the holders of our common stock.

Holders of our common stock are entitled to receive, as, when and if declared by our Board from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes, subject to any preferential dividend or other rights of any then outstanding preferred stock.

No preemptive, conversion, or other subscription rights apply to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets available for distribution, subject to any preferential or other rights of any then outstanding preferred stock. The voting, dividend and liquidation rights of the holders of our common stock are subject to and qualified by the rights of the holders of the preferred stock.

Our common stock is listed on Nasdaq under the symbol “IDXG.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Description of Preferred Stock

We are authorized to issue up to five million shares of preferred stock, par value $.01 per share, in one or more series. Our Board has the authority, without action by our stockholders, to designate and issue preferred stock in one or more classes or one or more series of stock within any class and to designate the rights, preferences and privileges of each class or series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	delaying or preventing a change in our control without further action by the stockholders.

S-17

The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our certificate of incorporation, as amended, our Certificate of Designation, and our amended and restated bylaws, each of which have been filed with the SEC. The summary below is also qualified by provisions of applicable law.

Outstanding Preferred Stock

Our Board designated 270 shares of our preferred stock as Series A Preferred Stock and 80 shares of our preferred stock as Series A-1 Preferred Stock. As of July 15, 2019, we have issued 60 shares of Series A Preferred Stock and 80 shares of Series A-1 Preferred Stock. Upon the Stockholder Approval, the 80 issued and outstanding shares of Series A-1 Preferred Stock shall be converted into Series A Preferred Stock and, subject to fulfillment of customary closing conditions, we expect to sell and issue 130 additional shares of Series A Preferred Stock.

Ranking

The Series A Preferred Stock and Series A-1 Preferred Stock rank senior to our common stock with respect to dividend rights and rights of liquidation (including mergers and consolidations and sales of all or substantially all of our assets), winding up, and dissolution.

Voting

The Series A-1 Preferred Stock has no voting rights and the Series A Preferred Stock has no voting rights prior to October 11, 2019 (the day after the scheduled date of our 2019 annual meeting), subject to certain protective provisions described below in “Anti-Takeover Effects of our Certificate of Designation.” From and after October 11, 2019, the holders of the Series A Preferred Stock will be entitled to cast the number of votes equal to the lesser of: (a) the number of whole shares of common stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter; and (b) the number of whole shares of common stock equal to the Stated Value of the Series A Preferred Stock divided by $0.80 and then multiplied by the number of shares of Series A Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter. However, prior to our obtaining the Stockholder Approval, at any meeting of our stockholders (or by written consent of stockholders in lieu of meeting) pursuant to which the record date for determining the stockholders entitled to vote at such meeting (or by written consent) occurs on or after October 11, 2019, each share of Series A Preferred Stock that exceeds the Exchange Cap (as defined below) shall have no voting rights (the “Voting Cap”). Therefore, if the Stockholder Approval is not obtained at our 2019 Annual Meeting, which is being held on October 10, 2019, each share of Series A Preferred Stock that exceeds the Voting Cap will have no voting rights. Except as provided by law or by the other provisions of the Certificate of Designation, holders of Series A Preferred Stock will vote together with the holders of common stock as a single class and on an as-converted to common stock basis.

Currently and for as long as at least 45 shares of Series A Preferred Stock remain outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, will be entitled to designate one (1) director to the Board (including any committee thereof, subject to Rule 5605(a)(2) of the Nasdaq Listing Rules regarding director independence). After Stockholder Approval is obtained, (i) for as long as at least 90 shares of Series A Preferred Stock remain outstanding that are not subject to the Voting Cap (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, will be entitled to designate two (2) directors to the Board (including any committee thereof) and (ii) for as long as at least 135 shares of Series A Preferred Stock remain outstanding that are not subject to the Voting Cap (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, will be entitled to designate three (3) directors to the Board (including any committee thereof).

S-18

Anti-Dilution Rights

If we issue additional shares of common stock without consideration or for a consideration per share less than the conversion price in effect immediately prior to such issuance, the conversion price will be reduced pursuant to a broad-based weighted average formula set forth in the Certificate of Designation. Such formula will reduce the conversion price proportionately based upon the number of shares of common stock of the Company outstanding prior to such issuance (treating for this purpose as outstanding all shares of common stock issuable upon exercise of options outstanding immediately prior to such issuance or upon conversion or exchange of convertible securities outstanding (including the Series A Preferred Stock convertible into common stock and the Series A-1 Preferred Stock convertible into Series A Preferred Stock)) relative to the number of shares of common stock to be sold in such offering, and the price per share of such common stock relative to the then current conversion price.

Conversion Price and Conversion Rights

The initial conversion price of the Series A Preferred Stock is $0.80 per share, however, the conversion price is subject to a downward adjustment if a 2020 revenue target of $34 million related to the Company’s historical business (without giving effect to the Acquisition) is not satisfied, subject to a floor of $0.59. The downward adjustment in the conversion price is $0.03 per $1 million of revenue shortfall but limited to no more than $0.21 or a potential adjustment of the initial conversion price of $0.80 of up to 26%.

The Series A Preferred Stock is not convertible into shares of our common stock until October 11, 2019. If the Stockholder Approval is obtained at our 2019 Annual Meeting, which is being held on October 10, 2019, each share of Series A Preferred Stock will be convertible, at the option of the holder thereof, in full or in part, from time to time and at any time, into a number of shares of common stock equal to its Stated Value divided by its then current conversion price (as adjusted based on certain revenue targets) and then multiplied by the number of shares of Series A Preferred Stock to be converted. If we do not receive the Stockholder Approval at the 2019 Annual Meeting, the Series A Preferred Stock will be convertible into our common stock but the number of shares of common stock which may be issued may not exceed 19.99% of the shares of our common stock outstanding on July 15, 2019 (the “Exchange Cap”). If we obtain the Stockholder Approval at any time prior to January 15, 2021, each share of Series A-1 Preferred Stock will automatically be converted into one share of Series A Preferred Stock on such date. Shares of Series A-1 Preferred Stock are not convertible into shares of common stock. Shares of Series A-1 Preferred Stock are only convertible into shares of Series A Preferred Stock automatically upon receipt of the Stockholder Approval. Shares of Series A Preferred Stock resulting from the conversion of Series A-1 Preferred Stock are convertible into common stock.

Dividends

From and after July 15, 2019, each share of Series A Preferred Stock (including any Series A Preferred Stock resulting from the conversion of Series A-1 Preferred Stock) will accrue dividends at a rate per annum of six percent (6%) of the Stated Value, plus the amount of any previously declared or accrued, and not previously paid dividends (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). From and after July 15, 2022 (if not earlier converted into Series A Preferred Stock following the Stockholder Approval), each share of Series A-1 Preferred Stock will accrue dividends at a rate per annum of twelve percent (12%) of its Stated Value plus the amount of any previously declared or accrued, and not previously paid dividends (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). Prior to the Stockholder Vote, no dividend may be paid in common stock on either the Series A Preferred Stock or Series A-1 Preferred Stock.

S-19

Redemption

If no Stockholder Approval occurs by July 15, 2022, each holder shall have the right (the “Redemption Right”) beginning on July 16, 2022 to require us to redeem all of the shares of Series A Preferred Stock, if any, then held by such holder that are convertible into a number of shares of common stock that exceeds the Exchange Cap and all of the shares of Series A-1 Preferred Stock then held by such holder. Each of the shares of Preferred Stock subject to redemption shall be redeemed by us at a price equal to the Series A-1 Liquidation Value or Series A Liquidation Value (each as defined and described below), as applicable. If we are unable to redeem for cash in compliance with the Certificate of Designation all of the shares of Preferred Stock subject to redemption in compliance with applicable law, the holders of the Preferred Stock, exclusively and as a separate class, shall be entitled to elect a majority of our directors then in-office.

Mandatory Conversion

If at any time after Stockholder Approval the Company consummates the sale of shares of common stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act pursuant to which the price of the common stock in such offering is at least equal to the Series A Mandatory Conversion Price, as defined in the Certificate of Designation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and such offering does not include warrants (or any other convertible security) and results in at least $25 million in proceeds, net of the underwriting discount and commissions, to the Company and the common stock continues to be listed for trading on Nasdaq or another exchange, all outstanding shares of Series A Preferred Stock will automatically be converted into shares of common stock, at the then effective Series A Conversion Ratio.

Protective Provisions

For so long as any shares of the Preferred Stock are outstanding, the written consent of the holders of a majority of the then outstanding shares of Preferred Stock is required for us or our subsidiaries to amend, waive, alter or repeal the preferences, rights, privileges or powers of the holders of Preferred Stock, authorize, create or issue any equity securities senior to or pari passu with either series of Preferred Stock or increase or decrease the number of directors constituting the Board. In addition, for so long as either: (i) at least 105 shares of Preferred Stock originally issued remain outstanding; or (ii) at least 28 shares of Series A-1 Preferred Stock originally issued remain outstanding (each subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the written consent or vote of the holders of a majority of the then outstanding shares of Preferred Stock is required for us or our subsidiaries to: (A) authorize, create or issue any debt securities for borrowed money or funded debt (1) pursuant to which we or any of our direct or indirect subsidiaries issue shares, warrants or any other convertible security, or (2) in excess of $4.5 million initially, with such amount to be increased in connection with an aggregate consolidated revenue milestone, but excluding certain specified permitted transactions; (B) merge with or acquire all or substantially all of the assets of one or more other companies or entities with a value in excess of $20 million to be increased in connection with an aggregate consolidated revenue milestone; (C) materially change the nature of our business; (D) consummate any liquidation; (E) transfer material intellectual property rights other than in the ordinary course of business; (F) declare or pay any cash dividend or make any cash distribution on any of our equity interests other than Preferred Stock; (G) repurchase or redeem any shares of our capital stock, except for the redemption of Preferred Stock pursuant to the terms of the Certificate of Designation, or repurchases of our common stock under agreements previously approved by the Board with employees, consultants, advisors or others who performed services for us or any of our subsidiaries in connection with the cessation of such employment or service; (H) incur any additional individual debt, indebtedness for borrowed money or other additional liabilities pursuant to which we or any of our subsidiaries issue shares, warrants or any other convertible security, or incur any individual debt, indebtedness for borrowed money or other liabilities pursuant to which we or any of our subsidiaries does not issue shares, warrants or any other convertible security exceeding $4.5 million initially, with such amount to be increased in connection with an aggregate consolidated revenue milestone, but excluding certain specified permitted transactions; or (I) change any accounting methods of us or any of our subsidiaries, except for those changes required by GAAP or applicable regulatory agencies or authorities. However, we are not restricted from consummating this at-the-market offering of common stock or any other public offering for up to $5 million of common stock.

S-20

Liquidation

Upon any liquidation (including mergers and consolidations and sale of all or substantially all of our assets), the holders of shares of Series A-1 Preferred Stock then outstanding will be entitled to be paid out of our assets available for distribution to our stockholders and before any payment will be made to the holders of Series A Preferred Stock, common stock or any other class or series of preferred stock ranking on liquidation junior to the Series A-1 Preferred Stock by reason of their ownership thereof, the greater of (i) (A) until July 15, 2021, an amount per share two times (2x) the Stated Value, (B) from July 15, 2021 to July 15, 2022, an amount per share two and one-half times (2½ x) the Stated Value, or (C) after July 15, 2022, three times (3x) the Stated Value of such share of Series A-1 Preferred Stock, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable in respect of such share had such share been converted into Series A Preferred Stock and each such share of Series A Preferred Stock had been subsequently converted to common stock (the “Series A-1 Liquidation Value”).

Upon any liquidation (including mergers and consolidations and sale of all or substantially all of our assets), the holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of our assets available for distribution to our stockholders (on a pari passu basis with the holders of any class or series of preferred stock ranking on liquidation on a parity with the Series A Preferred Stock), and before any payment will be made to the holders of common stock or any other class or series of preferred stock ranking on liquidation junior to the Series A Preferred Stock by reason of their ownership thereof, an amount per share of Series A Preferred Stock equal to the greater of (i) the Stated Value of such share of Series A Preferred Stock, plus any dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had each such share been converted into common stock immediately prior to such liquidation (the “Series A Liquidation Value”).

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, as Amended, and Our Amended and Restated Bylaws

See the information contained in or incorporated by reference under “Descriptions of the Securities We May Offer” on page 6 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Anti-Takeover Effects of our Certificate of Designation

Certain provisions of our Certificate of Designation for the Preferred Stock could make it more difficult or expensive for a third party to acquire us. The Certificate of Designation prohibits us from engaging in certain transactions without the written consent or vote of the holders of a majority of the then outstanding shares of Preferred Stock. These and other provisions of the Preferred Stock could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Anti-Takeover Effects of Provisions of Our Outstanding Warrants

Certain provisions of certain of our outstanding warrants could make it more difficult or expensive for a third party to acquire us. Such warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under such warrants. Further, such warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to repurchase such warrants at a price described in such warrants. These and other provisions of such warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

S-21

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement is being passed upon for us by Pepper Hamilton LLP, New York, New York. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York is acting as counsel for the Agent in connection with this offering.

EXPERTS

The consolidated financial statements and schedule of Interpace Diagnostics Group, Inc. as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The special purpose financial statements of the biopharma business as of July 15, 2019 and for the years ended December 31, 2018 and 2017 incorporated in this prospectus supplement by reference from our Current Report on Form 8-K/A filed on September 20, 2019 have been audited by BDO USA, LLP, an independent auditor, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus and the registration statement of which this prospectus is a part in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file or furnish, as applicable, annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file or furnish, as applicable, electronically with the SEC. The documents we file or furnish, as applicable, with the SEC are accessible through the Internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with or furnished to, as applicable, the SEC, at our website at www.interpacediagnostics.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus. In addition, you may request copies of these documents filed or furnished, as applicable, at no cost, by writing or telephoning us at the following address or telephone number:

Interpace Diagnostics Group, Inc.
Morris Corporate Center I, Building C
300 Interpace Parkway, Parsippany, NJ 07054
(855) 776-6419

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 21, 2019;

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●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 filed on May 14, 2019;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed August 13, 2019;

●	our Current Reports on Form 8-K filed on January 29, 2019, April 18, 2019, July 19, 2019 as amended on September 20, 2019, August 5, 2019 and September 20, 2019; and

●	the description of our common stock contained in our Form 8-A that we filed with the SEC on May 13, 1998 pursuant to the Exchange Act and any amendment or report filed for the purpose of further updating such description.

We also incorporate by reference any future filings (except as specifically enumerated above, other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement forms a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

To obtain copies of these filings, see “Where You Can Find More Information” on page S-22 of this prospectus.

S-23

PROSPECTUS

$50,000,000

Interpace Diagnostics Group, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, up to $50,000,000 of our common stock, preferred stock, debt securities, warrants and rights, or any combination of these securities, and/or units consisting of one or more of these securities. We may also offer common stock or preferred stock upon conversion of debt securities and common stock upon conversion of preferred stock. All of the securities listed above may be sold separately or as units with other securities.

This prospectus describes some of the general terms that may apply to these securities. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in one or more prospectus supplements. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

The prospectus supplement, any free writing prospectus and any documents incorporated by reference, may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, and any free writing prospectus carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on The NASDAQ Capital Market under the symbol “IDXG.” Each prospectus supplement will contain information, where applicable, as to our listing on any securities exchange of the securities covered by the prospectus supplement. The aggregate market value of our outstanding common stock held by non-affiliates was approximately $47,968,603 based on 28,594,275 shares of outstanding common stock, of which 41,535 shares are held by affiliates, and a price of $1.68 per share, which was the last reported sale price of our common stock as quoted on The NASDAQ Capital Market on October 1, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered in a public primary offering with a value exceeding more than one-third of our public float (the market value of our common stock held by our non-affiliates) in any 12 calendar month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. As of October 1, 2018, one-third of our public float is equal to approximately $15,989,534.

These securities may be sold by us directly to purchasers, through dealers or agents, or to or through underwriters, or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 3 of this prospectus and in our most recent Annual Report on Form 10-K and in any Quarterly Report on Form 10-Q, as well as in any prospectus supplement or free writing prospectus related to these specific offerings.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required or related free writing prospectuses. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 19, 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities described in this prospectus having a maximum aggregate offering price of $50,000,000 in one or more offerings. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement or information that is incorporated by reference into this prospectus that describes the specific amounts, prices and terms of the securities we offer. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus. Unless otherwise specified, references to any free writing prospectus refer to a free writing prospectus that we have authorized to be provided to you in connection with an offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, any related free writing prospectus as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

In this prospectus, unless otherwise indicated, the “Registrant,” “our company,” “we,” “us” or “our” refer to Interpace Diagnostics Group, Inc., a Delaware corporation and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, and any related free writing prospectus, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

The Offering

This prospectus is part of a Registration Statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;
●	preferred stock;
●	debt securities, in one or more series;
●	warrants to purchase any of the securities listed above;
●	rights to purchase common stock, preferred stock or warrants; and/or
●	units consisting of one or more of the foregoing

in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any related free writing prospectus together with the additional information described under the heading “Where You Can Find More Information.”

Our Company

Overview

We are a fully integrated commercial and bioinformatics company that develops and provides clinically useful molecular diagnostic tests and pathology services. We develop and commercialize molecular diagnostic tests and related first line assays principally focused on early detection of patients at high risk of cancer and leverage the latest technology and personalized medicine for improved patient diagnosis and management. Our tests and services provide mutational analysis of genetic material contained in suspect cysts, nodules and lesions that helps physicians risk-stratify thyroid, pancreatic, and other cancers to better inform treatment decisions. The molecular diagnostic tests we offer enable healthcare providers to avoid unnecessary surgeries and better assess the risk of cancer progression in their patients. We currently have four commercialized molecular diagnostic assays in the marketplace for which we are receiving reimbursement: PancraGEN®, which is a pancreatic cyst and pancreaticobiliary solid lesion molecular test that helps physicians better assess risk of pancreaticobiliary cancers using our proprietary PathFinderTG® platform; ThyGeNEXT®, which is a oncogenic mutation panel that helps identify malignant thyroid nodules; ThyraMIR®, which assess thyroid nodules for risk of malignancy utilizing a proprietary microRNA gene expression assay; and RespriDX®, launched in September 2017, which is a molecular test that helps physicians differentiate metastatic or recurrent lung cancer from the presence of newly formed primary lung cancer and which also utilizes our PathFinderTG® platform to compare the genomic fingerprint of two or more sites of lung cancer. We are also in the process of “soft launching” while we gather additional market data, BarreGen®, an esophageal cancer risk classifier for Barrett’s Esophagus that also utilizes our PathFinderTG® platform.

Our mission is to provide personalized medicine through molecular diagnostics and innovation to advance patient care based on rigorous science. Our laboratories are licensed pursuant to federal law under CLIA and are accredited by CAP and New York State. In August 2018, we acquired a majority of the Philadelphia laboratory equipment of Rosetta Genomics Ltd., a molecular diagnostics company, in order to further support our CLIA and CAP certified lab expansion in our New Haven, Connecticut and Pittsburgh, Pennsylvania laboratories. We are leveraging our licensed and accredited laboratories to develop and commercialize our assays and products. We aim to provide physicians and patients with diagnostic options for detecting genomic and other molecular alterations that are associated with gastrointestinal, endocrine, and lung cancers. Our customers consist primarily of physicians, hospitals and clinics.

The global molecular diagnostics market is estimated to be $6.5 billion and is a segment within the approximately $60 billion in vitro diagnostics market according to statistics from Kalorama Information, publisher of the Worldwide Market for In Vitro Diagnostic Tests. We believe that the molecular diagnostics market offers significant growth and strong patient value given the substantial opportunity it affords to lower healthcare costs by helping to reduce unnecessary surgeries and ensuring the appropriate frequency of monitoring. We are keenly focused on growing our test volumes, securing additional coverage and reimbursement, maintaining and growing our current reimbursement and supporting revenue growth for our four commercialized innovative tests, introducing related first line product and service extensions, as well as expanding our business by developing and promoting synergistic products in our markets. BarreGen® is a major pipeline product, built on the PathFinderTG® platform which we believe is synergistic to our capabilities and potentially is a significant product opportunity in the gastrointestinal market, which is one of the sectors in which we operate.

Corporate Information

We were originally incorporated in New Jersey in 1986 and began commercial operations as a contract sales organization, or CSO, in 1987, which provided the personal promotion of pharmaceutical customers’ products through outsourced sales teams. In connection with our initial public offering, we reincorporated in Delaware in 1998. Having disposed of substantially all of the assets of our CSO business in 2015, we currently operate under one operating segment, which is our molecular diagnostic business. We conduct our business through our wholly-owned subsidiaries, Interpace LLC, which was formed in Delaware in 2013, and Interpace Diagnostics Corporation (formerly known as RedPath Integrated Pathology, Inc.), which was formed in Delaware in 2007. Our executive offices are located at Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, New Jersey 07054. Our telephone number is (855) 776-6419.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider and evaluate the specific factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 23, 2018, with the SEC, and any updates described in subsequent Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of these known or unknown risks might cause you to lose all or part of your investment.

See also the statements contained under the heading “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. In addition, we may make forward-looking statements in other documents filed with or furnished to the SEC, and our management and other representatives may make forward-looking statements orally or in writing to analysts, investors, representatives of the media and others.

Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts and include, but are not limited to, statements using terminology such as “can,” “may,” “could,” “should,” “assume,” “forecasts,” “believe,” “designated to,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “potential,” “position,” “predicts,” “strategy,” “guidance,” “intend,” “seek,” “budget,” “project” or “continue,” or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. You should read statements that contain these words carefully because they:

●	discuss our future expectations;
●	contain projections of our future results of operations or of our financial condition; and
●	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, forward-looking statements involve risks and uncertainties and our actual results and the timing of certain events could differ materially from those discussed in forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and “Our Company” in this prospectus and the documents incorporated herein by reference.

Accordingly, our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth in this prospectus under “Risk Factors” and those set forth from time to time in our other filings with the SEC.

All forward-looking statements and risk factors included in this prospectus and the documents incorporated herein by reference are made as of the date hereof, based on information available to us as of such date, and we assume no obligations to update any forward-looking statement or risk factor, unless we are required to do so by law. If we do update one or more forward-looking statements, no inference should be drawn that we will make updates with respect to other forward-looking statements or that we will make any further updates to those forward-looking statements at any future time.

Forward-looking statements may include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance, projections, business strategy and timing and likelihood of success. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

Any of the assumptions underlying the forward-looking statements contained in this prospectus could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of such forward-looking statements will be realized. Based on the significant uncertainties inherent in these forward-looking statements, the inclusion of any such statement should not be regarded as a representation or as a guarantee by us that our objectives or plans will be achieved, and we caution you against relying on any of the forward-looking statements contained herein.

Forward-looking statements are only predictions and are not guarantees of future performance. These statements are based on current expectations (including revenue projections) and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. These predictions are also affected by known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from those expressed or implied by any forward-looking statement. Many of these factors are beyond our ability to control or predict. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors. Such factors include, but are not limited to, the following:

●	our ability to profitably grow our business, including our ability to finance our business on acceptable terms and successfully compete in the market;
●	our ability to obtain broad adoption of and ability to grow or continue to secure sufficient levels of reimbursement for our molecular diagnostic tests in a changing reimbursement environment, including obtaining clinical data to support sufficient levels of reimbursement;
●	whether we are able to successfully utilize our operating experience to sell our molecular diagnostic tests;
●	our limited operating history as a molecular diagnostics company;
●	our dependence on a concentrated selection of payers for our molecular diagnostic tests;
●	the demand for our molecular diagnostic tests from physicians and patients;
●	our reliance on our internal sales forces for business expansion;
●	our dependence on third parties for the supply of some of the materials used in our molecular diagnostic tests;
●	our ability to scale our operations, testing capacity and processing technology;
●	our ability to compete successfully with companies with greater financial resources;
●	our ability to obtain sufficient data and samples to cost effectively and timely perform sufficient clinical trials in order to support our current and future products;
●	product liability claims against us;
●	patent infringement claims against us;
●	our involvement in current and future litigation against us or our ability to collect on judgements found in our favor;
●	the effect current and future laws, licensing requirements and regulation have on our business including the changing U.S. Food and Drug Administration, or the FDA, environment as it relates to molecular diagnosis;
●	the effect of potential adverse findings resulting from regulatory audits of our billing practices and the impact such results could have on our business;
●	our exposure to environmental liabilities as a result of our business;

●	the susceptibility of our information systems to security breaches, loss of data and other disruptions;
●	our ability to effectively maintain, upgrade and integrate our information systems, including third-party billing providers, as needed;
●	our ability to enter into effective electronic data interchange arrangements with our customers and third-party payers;
●	our billing practices and our ability to collect on claims for the sale of our molecular diagnostic tests;
●	our dependence on third-party medical billing providers to operate effectively without delays, data loss, or other disruptions;
●	our ability to attract and retain qualified sales representatives and other key employees and management personnel;
●	competition in the segment of the molecular diagnostics industry in which we operate or expect to operate;
●	our ability to obtain additional funding when necessary, in order to implement our business models and strategies;
●	the results of any future impairment testing for other intangible assets;
●	our ability to successfully identify, complete and integrate any future acquisitions and the effects of any such items on our revenues, profitability and ongoing business;
●	our compliance with our license agreements and our ability to protect and defend our intellectual property rights;
●	our ability to maintain our listing with The Nasdaq Capital Market (“NASDAQ”);
●	the effect of adverse weather conditions, such as hurricanes and floods, on our business;
●	failure of third-party service providers to perform their obligations to us;
●	the volatility of our stock price and fluctuations in our quarterly and annual revenues and earnings;
●	our ability to obtain and maintain sufficient laboratory space to meet our processing needs as well as our ability to pass regulatory inspections and continue to be certified Clinical Laboratory Improvement Amendments (“CLIA”) laboratories and be certified by the College of American Pathologists (“CAP”);
●	our ability to commercially leverage our bioinformatics data with pharmaceutical and other potential partners in new revenue lines;
●	the ability to obtain or maintain supportive “guidelines” from trade and/or therapeutic related organizations focused on the clinical efficacy and utility of molecular diagnostics in our areas of focus;
●	determination that our Advanced Diagnostic Laboratory Tests (ADLTs) have become affected by the pricing provisions of the Protecting Access to Medicare Act of 2014 which could result in an across the board reduction in our reimbursement rates;
●	our ability to continue to develop and support our partially customized Laboratory Information System (LIMS), which is our automated basis of managing operations, storing data and customer information; and
●	Our ability to successfully and profitably be able to integrate acquisitions of companies and/or products.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly as set forth and incorporated by reference in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make. In addition, these statements speak only as of the date of this prospectus and, except as may be required by law, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. Before making an investment decision, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, business development and research and development expenditures and acquisitions of new technologies or businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus and at the time of such offer we are no longer a smaller reporting company, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as our board of directors deem relevant.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement or free writing prospectus, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement or free writing prospectus relating to a particular offering the specific terms of the securities offered by that prospectus supplement or free writing prospectus. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, regarding material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

●	shares of our common stock;

●	shares of our preferred stock;

●	debt securities;

●	warrants to purchase any of the securities listed above;

●	rights to purchase common stock, preferred stock or warrants; and/or

●	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

CAPITAL STOCK

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, that may be authorized from time to time, and our amended and restated bylaws, as amended from time to time. The Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement or free writing prospectus. If we so indicate in a prospectus supplement or free writing prospectus, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of October 1, 2018, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, of which 28,594,275 shares were issued and outstanding, held by approximately 179 stockholders of record and 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding. The actual number of stockholders is greater than the number of stockholders of record and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities. In addition, as of October 1, 2018, we had options to purchase 2,256,129 shares of common stock issued and outstanding. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. Generally, in matters other than the election of directors, the affirmative vote of a majority of the votes cast authorizes such an action, except where Delaware General Corporation Law prescribes a different percentage of votes or a different exercise of voting power. For the election of directors, directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Holders of our common stock are entitled to receive, as, when and if declared by our board of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes, subject to any preferential dividend or other rights of any then outstanding preferred stock.

No preemptive, conversion, or other subscription rights apply to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets available for distribution, subject to any preferential or other rights of any then outstanding preferred stock. The voting, dividend and liquidation rights of the holders of our common stock are subject to and qualified by the rights of the holders of the preferred stock.

Our common stock is listed on The NASDAQ Capital Market under the symbol “IDXG.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more classes or one or more series of stock within any class and to designate the rights, preferences and privileges of each class or series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	delaying or preventing a change in our control without further action by the stockholders.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, as Amended, Our Amended and Restated Bylaws and Delaware Law

Provisions of Delaware law and our certificate of incorporation, as amended, and amended and restated bylaws could make the following more difficult:

●	the acquisition of us by means of a tender offer;

●	the acquisition of us by means of a proxy contest or otherwise; or

●	the removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms:

●	Classified Board of Directors. Under our certificate of incorporation, as amended, our board of directors is divided into three classes of directors serving staggered three-year terms which means that the entire board of directors will not be up for election each year.

●	Stockholder meetings. Under our certificate of incorporation, as amended, only our board of directors, the chairman of our board of directors and the chief executive officer (or the president if there is no chief executive officer) may call special meetings of stockholders.

●	Preferred stock. Under our certificate of incorporation, as amended, we are authorized to issue 5,000,000 shares of preferred stock, which could make it more difficult for a third party to acquire voting control of our company.

●	Requirements for advance notification of stockholder proposals and director nominations. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

●	No action by written consent. Under our certificate of incorporation, as amended, stockholders may only take action at an annual or special meeting of stockholders and may not act by written consent when our capital stock is registered under Section 12 of the Exchange Act or any similar successor statute.

●	Supermajority voting. In order to amend certain provisions of our certificate of incorporation, as amended, including the prohibition on action by written consent of stockholders and the provision relating to calling of a special meeting of stockholders, the affirmative vote of holders of at least 75% of our outstanding capital stock is required.

●	No cumulative voting. Our certificate of incorporation, as amended, does not provide for cumulative voting.

Anti-Takeover Effects of Delaware Law

Section 203 of the DGCL (“Section 203”) provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

●	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

●	on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The restrictions described above also do not apply to specified business combinations with a person who is an “interested stockholder” prior to the time when the corporation’s common stock is listed on a national securities exchange, so these restrictions would not apply to a business combination with any person who is one of our stockholders prior to this offering.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

●	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

●	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period.

Limitation of Liability

Our certificate of incorporation, as amended, limits the liability of directors and officers to the fullest extent permitted by Delaware law and require that we indemnify our directors and officers to such extent, except that we will not be obligated to indemnify any such person for claims brought voluntarily and not by way of defense, or for any amounts paid in settlement of an action without our prior written consent.

In addition, our certificate of incorporation, as amended, provides that a director is not personally liable to us or our stockholders for monetary damages for breach of his or her fiduciary duty as director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of any other lawfully available funds, or (iv) for any transaction from which the director derives an improper personal benefit.

WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement or free writing prospectus. If we indicate in the prospectus supplement or free writing prospectus, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

We may issue the warrants under a warrant agreement which we may enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or a free writing prospectus will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

●	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

●	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

If warrants for the purchase of debt securities are offered, the prospectus supplement or a free writing prospectus will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the currencies in which the warrants are being offered;

●	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

●	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

●	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which such right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

If the warrants are offered attached to common stock, preferred stock or debt securities, the prospectus supplement or a free writing prospectus will also describe the date on and after which the holder of the warrants can transfer them separately from the related common stock, series of preferred stock or debt securities.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement or free writing prospectus. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security, which could include cashless exercise;

●	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

●	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or a free writing prospectus states otherwise, if we:

●	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

●	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

●	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of our common stock or preferred stock, as applicable;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of our common stock or preferred stock, as applicable; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement or free writing prospectus for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Outstanding Warrants

As of October 1, 2018, we had outstanding warrants to purchase 13,542,148 shares of our common stock at a weighted average exercise price of $1.63.

Warrants issued January 25, 2017 to purchase 855,000 shares of our common stock at an exercise price of $4.69 expire in June 2022.

Warrants issued March 22, 2017 to purchase 100,000 shares of our common stock at an exercise price of $4.69 expire in June 2022.

Warrants issued June 21, 2017 to purchase 535,000 shares of our common stock at an exercise price of $1.32 expire in June 2022.

Warrants issued June 21, 2017 to purchase 8,702,148 shares of our common stock at an exercise price of $1.25 expire in June 2022.

Warrants issued August 6, 2017 to purchase 150,000 shares of our common stock at an exercise price of $1.25 expire in August 2020.

Warrants issued October 12, 2017 to purchase 3,200,000 shares of our common stock at an exercise price of $1.80 expire in August 2020.

DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or a free writing prospectus. As of the date of this prospectus, we have no outstanding registered debt securities. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the Registration Statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, unless an exemption from the qualification provisions is applicable. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplement and any free writing prospectus related to the debt securities that we may sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement or free writing prospectus.

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

RIGHTS

We may issue rights to purchase common stock, preferred stock or warrants that we may offer to our security holders in one or more series. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement or free writing prospectus. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

The prospectus supplement and any free writing prospectus relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the title of the rights;

●	the securities for which the rights are exercisable;

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or warrants purchasable upon exercise of the rights;

●	the extent to which the rights are transferable;

●	the exercise price;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the conditions to completion of the rights offering;

●	any applicable federal income tax considerations;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock or preferred stock or warrants at the exercise price set forth in the applicable prospectus supplement or free writing prospectus. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement or free writing prospectus. After the close of business on the expiration date, all unexercised rights will become void.

We may determine to offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement or free writing prospectus.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our common stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

UNITS

We may issue units consisting of one or more of the other securities described in this prospectus, in any prospectus supplement or a free writing prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement or free writing prospectus will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement or free writing prospectus. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect holders but does not do so.

Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement or free writing prospectus, DTC will be the depositary for all global securities issued under this prospectus.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “-Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement or any free writing prospectus for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as a global security, an investor should be aware of the following:

●	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement or a free writing prospectus may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement or free writing prospectus. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement or free writing prospectus. The terms of any over-allotment option will be set forth in the prospectus supplement or free writing prospectus for those securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement or free writing prospectus.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on The NASDAQ Capital Market. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

So long as the aggregate market value of our voting and non-voting common equity held by non-affiliates is less than $75,000,000 and so long as required by the rules of the SEC, the amount of securities we may offer hereunder will be limited such that the aggregate market value of securities sold by us during a period of 12 calendar months cannot exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the issuance of the offered securities will be passed upon for us by Pepper Hamilton LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule as of December 31, 2017 and 2016 and for the years then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements and free writing prospectuses do not contain all of the information in the Registration Statement. We have omitted from this prospectus some parts of the Registration Statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an website that contains reports, proxy and information statements and other information that registrants file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our website can be found at www.interpacediagnostics.com. Our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, except in each case the information contained in such document to the extent “furnished” and not “filed”:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 that we filed with the SEC on March 23, 2018;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018 filed on May 15, 2018;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018 filed on August 9, 2018;

●	our Current Reports on Form 8-K filed on March 13, 2018, May 7, 2018, June 14, 2018, and July 31, 2018;

●	our definitive proxy statement relating to our 2018 Annual Meeting of Stockholders, which was filed on April 30, 2018; and

●	the description of our common stock contained in our Form 8-A that we filed with the SEC on May 13, 1998 pursuant to the Exchange Act and any amendment or report filed for the purpose of further updating such description.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the securities covered by this prospectus (including all such documents filed with the SEC after the date of the initial filing of the Registration Statement that contains this prospectus and prior to effectiveness of the Registration Statement or after such effectiveness), except in each case the information contained in such document to the extent “furnished” and not “filed.”

You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov, or from us without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) by calling or writing us at Interpace Diagnostics Group, Inc., Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, NJ 07054, (855) 776-6419, Attn: Corporate Secretary, or visiting our website at http://www.interpacediagnostics.com.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, any prospectus supplement, free writing prospectus or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

$4,800,000

Common Stock

Prospectus Supplement

September 20, 2019

Oppenheimer & Co.